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                                  EXHIBIT 10.8

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

MEMORANDUM OF AGREEMENT made effective as of the 20th day of November, 2000.

BETWEEN:

                  MERCER INTERNATIONAL INC., a Massachusetts business trust organized under the laws of the State of Washington with an office at Giesshubelstrasse 15, 8045 Zurich, Switzerland

                  (hereinafter referred to as the "Corporation")

                                                               OF THE FIRST PART

AND:

                  JIMMY S.H. LEE, Businessman

                  (hereinafter referred to as the "Executive")

                                                              OF THE SECOND PART

WHEREAS:

A. The Corporation recognizes the valuable services that the Executive has provided and is continuing to provide to the Corporation and its subsidiaries and believes that it is reasonable and fair to the Corporation that the Executive receive fair treatment, in particular, in the event of a Change of Control (as hereinafter defined);

B. The Corporation recognizes that the Executive has acquired outstanding and special skills relating to the business of the Corporation and its subsidiaries and desires, in the best interests of the Corporation, to have the Executive continue employment with the Corporation, including up to and after such a Change of Control;

C. The Executive is willing to remain in the employment of the Corporation but desires assurance that in the event of any such Change of Control the Executive will continue employment with the Corporation, including during the period up to and after such Change of Control, and will continue to have the responsibility and status that the Executive has earned; and

D. Both the Corporation and the Executive wish formally to agree to the terms and conditions of the Executive's employment and the terms and conditions that will, in certain circumstances hereinafter set forth, govern in the event of a termination of the employment of the Executive by the Corporation.


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NOW THEREFORE in consideration of the premises hereof and of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereby covenant and agree as follows:


                                    ARTICLE I
                                    RECITALS

1.1 RECITALS. The parties hereby represent and warrant that the above recitals are true and correct.

                                   ARTICLE II
                                 INTERPRETATION

2.1 HEADINGS. The headings of the Articles, Sections and subsections herein are inserted for convenience of reference only and shall not affect the meaning or construction hereof.

2.2 DEFINITIONS. For the purposes of this Agreement, the following terms shall have the following meanings, respectively:

     (a) "Accrued Benefits" has the meaning ascribed to such term in subsection 4.1(b)(iv) hereof;

     (b) "Agreement" means this Amended and Restated Employment Agreement and all schedules and amendments hereto;

     (c) "Annual Bonus" has the meaning ascribed to such term in Section 3.6(a) hereof;

     (d) "Banking Day" means a day on which banks are open for business in Geneva, Switzerland;

     (e)  "BBA" means the British Bankers' Association;

     (f) "BBA Libor" means the twelve (12) month United States Dollar denominated London Inter-Bank Offered Rate fixed daily by the BBA;

     (g) "Base Salary" has the meaning ascribed to such term in Section 3.6(a) hereof;

     (h)  "Board" means the board of Trustees of the Corporation;

     (i) "Change of Control" means the occurrence of any of the following events:

          (i) The receipt by the Corporation of a Schedule 13D or other statement filed under Section 13(d) of the Exchange Act indicating that any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act): (a) has become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
               Act), directly or indirectly, of securities of the Corporation representing more than 20% of the Common Shares; or (b) has sole and/or shared voting, or dispositive, power over more than 20% of the Common Shares; or

          (ii) A change in the composition of the Board occurring within a two-year period prior to such change, as a result of which fewer than a majority of the Trustees are Incumbent Trustees. "Incumbent Trustees" shall mean Trustees who are either: (a) Trustees of the Corporation as of the Effective Date; or (b) elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Trustees who had been Trustees two (2) years prior to such change and who were still in office at the time of such election or nomination; or

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         (iii) The solicitation of a dissident proxy, or any proxy not approved by the Incumbent Trustees, the purpose of which is to change the composition of the Board with the result, or potential result, that fewer than a majority of the Trustees will be Incumbent Trustees; or

          (iv) The consummation of a merger, amalgamation or consolidation of the Corporation with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such merger, amalgamation, consolidation or reorganization are owned by persons who were not stockholders of the Corporation immediately prior to such merger, amalgamation, consolidation or reorganization; or

          (v) The commencement by an entity, person or group (other than the Corporation or a wholly owned subsidiary of the Corporation) of a tender offer, an exchange offer or any other offer or bid for more than 20% of the Common Shares; or

          (vi) The consummation of a sale, transfer or disposition by the Corporation of all or substantially all of the assets of the Corporation; or

          (vii) The commencement of any proceeding by or against the Corporation seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of the Corporation or its debts, under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or for the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property; or

        (viii) The approval by the shareholders of the Corporation of a plan of complete liquidation or dissolution of the Corporation.

          In the case of the occurrence of any of the events set forth in subsection 2.2.(i)(vii), a Change of Control shall be deemed to occur immediately prior to the occurrence of any such events. An event shall not constitute a Change of Control if its sole purpose is to change the jurisdiction of the Corporation's organization or to create a holding company, partnership or trust that will be owned in substantially the same proportions by the persons who held the Corporation's securities immediately before such event. Additionally, a Change of Control will not be deemed to have occurred, with respect to the Executive, if the Executive is part of a purchasing group that consummates the Change of Control event;

     (j) "Common Shares" means the issued and outstanding shares of beneficial interest of the Corporation;

     (k) "Compensation Committee" means the independent committee of the Board consisting of two or more Trustees, not employed by the Corporation and each of whom is a Disinterested Trustee (as defined in the Plan), which committee is responsible for making any and all decisions to award Stock Options under the Plan to officers of the Corporation, in the event the Corporation does not have a Compensation Committee all references herein to Compensation Committee shall be deemed to refer to the Board as a whole;

     (l) "Date of Termination" means the date of termination of the Executive's employment with the Corporation;

     (m) "Disability" shall mean the Executive's failure to substantially perform his material duties for the Corporation on a full-time basis for twelve (12) consecutive months as a result of physical or mental incapacity;

     (n)  "Disability Termination" has the meaning ascribed thereto in Section
          4.1 hereof;

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     (o)  "Effective Date" means the date first above written;

     (p)  "Exchange Act" means the SECURITIES EXCHANGE ACT OF 1934, as amended;

     (q) "Good Reason" means, without the express written consent of the Executive, the occurrence of any of the following events:

          (i) Any material reduction or diminution (except temporarily during any period of physical or mental incapacity or disability of the Executive) in the Executive's titles, status or positions, any material reduction or diminution in the Executive's authority, duties or responsibilities with the Corporation (including any position or duties as a Trustee of the Corporation and the failure to re-elect the Executive as a Trustee and to the Board), it being acknowledged that, in the event any entity becomes the owner, directly, indirectly, beneficially or otherwise of more than 20% of the Common Shares, it shall be Good Reason if the Executive is not the Chief Executive Officer of such entity;

          (ii) A breach by the Corporation of any material provision of this Agreement, including, but not limited to, a breach of the obligations of the Corporation under Sections 3.2, 3.6, 6.1, 7.6 and 7.9 (other than a reduction in the Executive's Base Salary that does not exceed an aggregate of ten percent (10%) of the Executive's then current Base Salary and which reduction applies, in equal percentages, to all senior officers of the Corporation) or any failure to timely pay any part of the Executive's compensation hereunder, including, without limitation, the Executive's Base Salary, Annual Bonus and any other bonuses payable to him or to materially provide, in the aggregate, the level of benefits contemplated herein;

         (iii) The failure of the Corporation to obtain and deliver to the Executive a written agreement, in the form satisfactory to the Executive, to be entered into with any successor, assignee or transferee of the Corporation to assume and agree to perform this Agreement in accordance with Section 7.11 hereof;

          (iv) Any failure by or of the Corporation to continue in effect any benefit, bonus, profit sharing, incentive, remuneration, compensation, stock ownership, stock purchase, stock option, life insurance, disability, pension or retirement plans in which the Executive is participating or entitled to participate, or the Corporation takes, or fails to take, any action that materially adversely affects the Executive's participation in, or reduces his rights or benefits, under or pursuant to such plans, or the Corporation fails to increase or improve such rights or benefits on a basis consistent with practices in effect prior to such failure, or with practices implemented subsequent to a Change of Control, with respect to senior officers of the Corporation;

          (v) The relocation of the Executive by the Corporation to a place other than the location at which he performed his duties for the Corporation immediately prior to such relocation, except for required travel on the Corporation's business to an extent substantially consistent with the Executive's business obligations to the Corporation;

          (vi) Any failure by the Corporation to provide the Executive with the number of paid vacation days to which he is entitled, as set forth herein, or the Corporation failing to increase such paid vacation days on a basis consistent with practices in effect prior to such failure, or with practices implemented subsequent to a Change of Control, with respect to the senior officers of the Corporation; and

         (vii) The Corporation taking any action to deprive the Executive of any material fringe benefit enjoyed by him immediately prior to such deprivation or the Corporation failing to increase or improve such material fringe benefits on a basis consistent with practices in effect prior to such deprivation, or with practices implemented subsequent to a Change of Control, with respect to senior officers of the Corporation;

     (r) "Incumbent Trustees" has the meaning ascribed thereto in Section 2.2(i)(ii);

     (s)  "Just Cause" means the occurrence of any of the following events:

          (i) Serious misconduct, dishonesty or disloyalty of the Executive directly related to the performance of his duties for the Corporation which results from a willful act or omission or from gross negligence and which is materially injurious to the operations, financial condition or business reputation of the Corporation;

          (ii) Willful and continued failure by the Executive to substantially perform his duties under this Agreement (other than any such failure resulting from his incapacity due to physical or mental disability or impairment); or

         (iii) Any other material breach of this Agreement by the Executive.

          For purposes of this Agreement, no act, or failure to act, by the Executive shall be "willful" unless it is done, or omitted to be done, in bad faith and without a reasonable belief that the act or omission was in the best interests of the Corporation;

     (t) "Libor" means BBA Libor or if no such published rate is then available, the rate of interest calculated by the Executive, as being the arithmetic average (rounded up, if necessary, to the nearest full multiple of 1/16 of one percent) at which, in accordance with normal practice, leading banks in the London interbank market would be prepared to offer to other leading banks in the London interbank market for delivery on such date and for the applicable period based on the number of days comprised therein, deposits in United States Dollars of amounts comparable to the amount payable or the balance outstanding thereof during such period, at or prior to 11:00 a.m. G.M.T. on the second Banking Day prior to such date;

     (u) "Market Price" means on any date, the average market price of the Common Shares calculated as the simple average of the closing price of the Common Shares as quoted through NASDAQ on each of the 10 business days preceding such date on which a closing price was quoted;

     (v) "NASDAQ" means the National Association of Stock Dealers Automated Quotation System;

     (w) "Plan" has the meaning ascribed to such term in Section 3.6(b)(i) hereof;

     (x) "Prorated Bonus" has the meaning ascribed to such term in subsection 4.1(c) hereof;

     (y)  "SEC" means the United States Securities and Exchange Commission;

     (z)  "Securities Act" means the SECURITIES ACT OF 1933, as amended;

     (aa) "Stock Options" has the meaning ascribed to such term in Section 3.6(b)(i) hereof; and

     (bb) "Trustees" means the trustees of the Corporation, and "Trustee" means any one of them.

                                   ARTICLE III
                  TERMS AND CONDITIONS OF CONTINUING EMPLOYMENT

3.1 EMPLOYMENT. The parties acknowledge and agree that the Executive is employed by the Corporation and will, from the Effective Date, continue to be employed by the Corporation and will serve the Corporation as the President and Chief Executive Officer, and in such other related senior capacity as the Board may from time to time reasonably require. The Executive shall report to the Board and shall have such authority as the Board may from time to time delegate to the Executive. The Executive's duties shall include those duties set forth in Schedule A hereto and any other duties consistent with the Executive's position in the Corporation.

3.2 APPOINTMENT AS TRUSTEE. During the term of this Agreement, the Corporation agrees to nominate the Executive to the position of Trustee and Chairman of the Board and support the Executive in seeking office as a Trustee and Chairman of the Board.

3.3 ORDERS OF BOARD. The Executive shall always act in accordance with any reasonable decision of and obey and carry out all lawful and reasonable orders given to him by the Board.

3.4 TIME AND ENERGY. Unless prevented by ill health, or physical or mental disability or impairment, the Executive shall, during the term hereof, devote sufficient business time, care and attention to the business of the Corporation in order to properly discharge his duties hereunder. It is acknowledged and agreed that the Executive is currently, and will continue to act as, a director, trustee, officer, shareholder or investor in other businesses, ventures, entities, institutions and organizations during the term of this Agreement and may devote time, care and attention thereto so long as his doing so does not materially adversely affect the ability of the Executive to devote sufficient time and energy to properly discharge his duties hereunder.

3.5 FAITHFUL SERVICE. The Executive shall well and faithfully serve the Corporation and use his reasonable efforts to promote the interests thereof and shall not use for his own purposes, or for any purposes other than those of the Corporation, any non-public information he may acquire with respect to the business, affairs and operations of the Corporation.

3.6 COMPENSATION. During the term of this Agreement, and any extension thereof, the Corporation shall pay and provide the Executive the following:

     (a) CASH COMPENSATION. As compensation for his services to the Corporation, the Executive shall receive a base salary (the "Base Salary") and in addition to the Base Salary shall be eligible to receive in respect of each calendar year (or portion thereof) additional variable cash compensation, in an amount determined in accordance with any bonus, profit sharing or short term incentive compensation program which may be established by the Board either for the Executive or for senior officers of the Corporation (the "Annual Bonus"). As of the Effective Date, the Executive's annualized Base Salary shall be $240,000. During the term of this Agreement the Board shall review the Executive's Base Salary and Annual Bonus then in effect at least annually to ensure that such amounts are competitive with awards granted to similarly situated executives of publicly held companies comparable to the Corporation and shall increase such amounts as the Board may approve. The Board shall not reduce the Executive's Base Salary except as set forth herein. The Board may reduce the Executive's Base Salary provided such reduction in the Executive's Base Salary does not exceed an aggregate total of ten percent (10%) of the Executive's Base Salary in effect as of the Effective Date and which reduction applies, in equal percentages, to all senior officers of the Corporation. The Executive's Base Salary and Annual Bonus shall be payable in accordance with the Corporation's normal payroll practices, as applicable. No increase in the Executive's Base Salary and Annual Bonus shall be used to offset or otherwise reduce any obligations of the Corporation to the Executive hereunder or otherwise.

     (b)  EQUITY COMPENSATION.

          (i) STOCK OPTIONS. The Corporation has granted to the Executive non-qualified stock options (the "Stock Options") under the Corporation's Amended and Restated 1992 Non-Qualified Stock Option Plan (the "Plan") to purchase a total of 1,685,000 Common Shares. The Stock Options shall expire at the close of business on the first day following the tenth (10th) anniversary of the date of their grant. In the case of termination by the Corporation without Just Cause, voluntary termination by the Executive for Good Reason, retirement, death or a Disability Termination, the Stock Options and any other options or equity grants by the Corporation then held by the Executive shall remain exercisable until the earlier of one (1) year from the Date of Termination or the expiration of such Stock Options or other options or equity grants. Subject to the accelerated vesting, and other terms and provisions, set forth in this Agreement, the Stock Options shall vest and become exercisable as set forth in certain written stock option agreements entered into between the Executive and the Corporation (the "Option Agreements"). As of the Effective Date, 778,333 of the 1,685,000 Stock Options granted to the Executive have vested and 906,667 of such Stock Options are unvested. Of such 906,667 unvested Stock Options, 453,333 are scheduled to vest on January 19, 2001 and 453,334 are scheduled to vest on January 19, 2002, conditioned upon the Executive's continued employment with the Corporation as of each such vesting date. The Compensation Committee may issue additional Stock Options to the Executive as incentive compensation determined in accordance with the Plan or any other bonus or incentive compensation programs which may be established by the Board either for the Executive or senior officers of the Corporation. The determination as to the amounts of any awards available to the Executive under the Plan and such programs shall be reviewed at least annually by the Board or the Compensation Committee, as applicable, to ensure that such amounts are competitive with awards granted to similarly situated executives of publicly held companies comparable to the Corporation.

          (ii) TAX LIABILITY. In the event the Executive incurs any withholding tax liability in connection with the exercise of the Executive's Stock Options, or any other rights or options to acquire Common Shares, the Executive may elect to satisfy his resulting withholding tax obligation by having the Corporation retain that number of such Common Shares or other stock or equity awards having a fair market value equal to such withholding tax obligation.

         (iii) ONGOING AWARDS. The Board shall ensure, and shall take the necessary action to ensure, that the Executive fully participates in the Corporation's annual Stock Option and any other long-term incentive programs which may be established by the Board for senior officers of the Corporation at levels commensurate with his position.

     (c) EMPLOYEE BENEFITS. The Executive shall, to the extent eligible, be entitled to participate at a level commensurate with his position in all of the Corporation's employee benefit, welfare and retirement plans and programs, as well as equity plans, provided by the Corporation to its senior officers in accordance with the terms thereof as in effect from time to time.

     (d) PERQUISITES. The Corporation shall provide the Executive, at the Corporation's cost, with all perquisites which other senior officers of the Corporation are entitled to receive and such other perquisites which are suitable to the character of the Executive's position with the Corporation and adequate for the performance of his duties hereunder. To the extent legally permissible under applicable laws, the Corporation shall not treat such amounts as income to the Executive.

     (e) BUSINESS AND ENTERTAINMENT EXPENSES. Upon submission of appropriate documentation in accordance with its policies in effect from time to time, the Corporation shall pay or reimburse the Executive for all business expenses which the Executive incurs in the performance of his duties under this Agreement, including, but not limited to, travel, entertainment, professional dues and subscriptions, and all dues, fees, and expenses associated with membership in various professional, business, and civic associations and societies in which the Executive participates in accordance with the Corporation's policies in effect from time to time.

     (f) FLEXIBLE TIME OFF. The Executive shall be entitled to paid time off in accordance with the standard written policies of the Corporation with regard to its senior officers, but in no event less than twenty (20) days per calendar year not including, and in addition to, weekends and statutory holidays.

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     (g)  LOAN TO EXERCISE OPTIONS. The Executive shall be entitled to, from time to time, request the Corporation to, and the Corporation shall, lend to the Executive, for the purpose of exercising his Stock Options, the amount requested by the Executive from time to time to exercise his Stock Options in an aggregate principal amount not to exceed the total amount required by the Executive to exercise all his Stock Options then outstanding and capable of being exercised at the time of such request (the "Stock Option Loan") against delivery by the Executive of a promissory note payable to the Corporation in substantially the form attached hereto as Schedule B. The Corporation shall make the Stock Option Loan available to the Executive on a non-recourse basis secured by the Common Shares purchased by the Executive with the proceeds thereof. The Executive shall provide written notice to the Corporation setting forth the amount of the requested Stock Option Loan, the number of Common Shares the Executive intends to purchase through the exercise of his Stock Options and the intended date of such exercise. Upon receipt of such notice, the Corporation shall provide the Stock Option Loan to the Executive, by certified cheque, bank draft or wire transfer, on or prior to the date set forth in such notice for the intended exercise of the Executive's Stock Options, or on such other date and time as agreed to by the Executive.

     (h) LOAN AND PURCHASE OF COMMON SHARES. The Executive shall be entitled to, from time to time, request the Corporation to, and the Corporation shall, lend to the Executive, for the purpose of purchasing Common Shares through NASDAQ, pursuant to a private placement or otherwise on a private basis, the amount, in an aggregate principal amount not to exceed $10,000,000, requested by the Executive from time to time to purchase such Common Shares (the "Market Purchase Loan") against delivery by the Executive of a promissory note payable to the Corporation in substantially the form attached as Schedule B hereto. The Corporation shall make the Market Purchase Loan available to the Executive on a non-recourse basis secured by the Common Shares purchased by the Executive with the proceeds thereof. The Executive shall provide written notice to the Corporation setting forth the amount of the requested Market Purchase Loan, the estimated number of Common Shares the Executive intends to purchase with such proceeds and the intended date of such purchase. Upon receipt of such notice, the Corporation shall provide the Market Purchase Loan to the Executive, by certified cheque, bank draft or wire transfer, on or prior to the date set forth in such notice for the intended purchase of Common Shares by the Executive, or on such other date and time as agreed to by the Executive.

     (i)  DEMAND REGISTRATION RIGHTS.

          (i) REQUEST FOR REGISTRATION. Subject to subsection 3.6(i)(ii) of this Agreement, the Executive shall be entitled to make a written request ("Demand Registration Request") to the Corporation for registration with the SEC under and in accordance with the provisions of the Securities Act of all or part of the Common Shares owned by the Executive (a "Demand Registration") (which Demand Registration Request shall specify the intended number of Common Shares to be disposed of by the Executive and the intended method of disposition thereof); provided, that the Corporation may, if the Board so determines in the exercise of its reasonable, good faith judgment that due to a pending or contemplated acquisition or disposition or public offering or other similar occurrence it would be inadvisable to effect such Demand Registration at such time, defer such Demand Registration for a single period not to exceed one hundred eighty (180) days; provided, however, in the event that the Corporation proposes to register shares of beneficial interest of the Corporation under the Securities Act, whether or not for sale for its own account, during such single period, the Corporation shall, as part of or in conjunction with such registration, register the Common Shares set forth in the Executive's Demand Registration Request. Within ten (10) days after receipt of such request, the Corporation will use its best efforts to effect the registration under the Securities Act of the Common Shares which the Corporation has been so requested to register by the Executive.

          (ii) NUMBER OF DEMAND REGISTRATIONS. At any time on or after the Effective Date, the Executive shall be entitled to make one Demand Registration Request at any time;

               provided that (i) the Corporation shall not be obligated to effect more than one Demand Registration and (ii) the Executive shall not be entitled to make a Demand Registration Request during any period during which (A) all of the Common Shares may be freely transferred at the same time pursuant to Rule 144 promulgated under the Securities Act, or (B) all of the Common Shares have been properly registered on a registration statement under the Securities Act, such registration statement is effective under the Securities Act and all of the Common Shares may be freely transferable pursuant to such registration statement.

         (iii) EFFECTIVE REGISTRATION AND EXPENSES. A registration will not count as a Demand Registration until it has become effective (unless the Executive withdraws the Common Shares, in which case such demand will count as a Demand Registration unless the Executive agrees to pay all the expenses of such registration). The Corporation shall be solely responsible for any and all costs and expenses of all registrations and qualifications under the Securities Act, and of all other actions the Corporation is required to take in order to effect the registration of Common Shares under the Securities Act whether pursuant to this Agreement or otherwise.

          (iv) PRIORITY ON DEMAND REGISTRATIONS. If the offering of the Executive's Common Shares pursuant to such Demand Registration is in the form of an underwritten offering and the managing underwriter or underwriters of such offering advise the Corporation and the Executive in writing that in their opinion the number of Common Shares requested to be included in such offering is sufficiently large to adversely affect the success of such offering, the Corporation will include in such registration the aggregate number of Common Shares which in the opinion of such managing underwriter or underwriters can be sold without any such adverse effect, and such amount shall be allocated in the following order of priority: (i) first, any Common Shares that the Corporation or any other holder proposes to sell; and (ii) second, the Common Shares of the Executive subject to any such Demand Registration.

3.7 SHARES IN LIEU OF CASH. Subject to receipt of all necessary regulatory approvals including, but not limited to, any approvals under any securities legislation and the rules and regulations of NASDAQ, if any, the Executive may, at his sole option, exercisable by notice in writing to the Corporation at least seven (7) business days prior to the commencement of each period in respect of which such election is made, elect to have all or a portion of his Base Salary and/or Annual Bonus paid by way of delivery of Common Shares of the Corporation having a fair market value as at the day prior to the date of issue to the Executive equal to the Base Salary and/or Annual Bonus or a portion thereof elected to be so paid.

3.8 TERM. This Agreement shall remain in force for a minimum period of thirty-six (36) months from the Effective Date and such term shall renew automatically for one (1) additional month for each month that the same remains in effect such that the outstanding term of this Agreement shall at all times remain at thirty-six (36) months until such time as the Corporation serves notice that it shall terminate this Agreement effective thirty-six (36) months from the last day in the month in which such notice shall be given in writing to the Executive, such notice to be delivered to the Executive at the offices of the Corporation.

3.9 AMOUNTS PAYABLE CONSIDERED DEBT. All amounts payable by the Corporation under this Agreement shall constitute a debt owing by the Corporation to the Executive.

                                   ARTICLE IV
                 OBLIGATIONS OF THE CORPORATION UPON TERMINATION

4.1 DEATH OR DISABILITY. The Corporation may terminate the Executive's employment in the event the Executive has been unable to perform his material duties hereunder because of Disability by giving the Executive notice of such termination while such Disability continues (a "Disability Termination"). The Executive's employment shall automatically terminate on the Executive's death. In the event the

     Executive's employment with the Corporation terminates during the term of this Agreement by reason of the Executive's death or as a result of a Disability Termination, then upon and immediately effective the Date of
     Termination:

     (a) the Executive shall be fully and immediately vested in his unvested Stock Options, and any other options or equity awards granted by the Corporation to the Executive, that are unvested on the Date of Termination so that such Stock Options, options and equity awards are fully and immediately exercisable by the Executive;

     (b) the Corporation shall promptly pay and provide the Executive (or in the event of the Executive's death, the Executive's estate):

          (i) any unpaid Base Salary and any outstanding and accrued regular and special vacation pay through the Date of Termination;

          (ii) any unpaid Annual Bonus and other bonuses accrued with respect to the fiscal year ending on or preceding the Date of Termination;

         (iii) reimbursement for any unreimbursed expenses incurred through to the Date of Termination; and

          (iv) all other payments, benefits or fringe benefits to which the Executive may be entitled subject to and in accordance with the terms of any applicable compensation arrangement or benefit, equity or fringe benefit plan or program or grant, and amounts which may become due under this Agreement (the payments referred to herein in subsections 4.1(b)(i) to 4.1(b)(iv) shall, collectively, be referred to as "Accrued Benefits"); and

     (c) the Corporation shall pay to the Executive (or in the event of the Executive's death, the Executive's estate) at the time other senior executives are paid under any cash bonus or long term incentive plan, a PRO RATA Annual Bonus equal to the amount the Executive would have received if his employment continued (without any discretionary cutback) multiplied by a fraction where the numerator is the number of days in each respective bonus period prior to the Executive's termination and the denominator is the number of days in the bonus period (the "Prorated Bonus").

4.2 TERMINATION FOR JUST CAUSE. The Corporation may terminate the Executive's employment for Just Cause. In the event that the Executive's employment with the Corporation is terminated during the term of this Agreement by the Corporation for Just Cause, the Executive shall not be entitled to any additional payments or benefits hereunder, other than the Accrued Benefits (including, but not limited to, any then vested Stock Options or other options or equity grants) and the Prorated Bonus which the Corporation shall pay or provide to the Executive immediately upon the Date of Termination.

     Notwithstanding the foregoing, no event shall constitute or be deemed the basis for termination of the Executive's employment for Just Cause unless the Executive is terminated therefor within sixty (60) days after such event is known to the Chairman of the Corporation, or, if the Executive is the Chairman, known to a majority of the Board (other than the Executive) and the Executive shall not be deemed to have been terminated for Just Cause without:

     (a)  advance written notice received by the Executive not less than thirty
          (30) days prior to the Date of Termination setting forth the Corporation's intention to consider terminating the Executive and including a statement of the proposed Date of Termination, the specific detailed basis for such consideration of termination for Just Cause and demanding that the Executive remedy the event, conduct, condition, act or omission that is the basis for such consideration of termination for Just Cause set forth in such notice (the "Just Cause Event") within thirty (30) days of receipt of such notice by the Executive;

     (b) an opportunity for the Executive, together with his counsel, to be heard before the Board at least ten (10) days after the giving of such notice and prior to the proposed Date of Termination;

     (c) the failure on the part of the Executive to remedy the Just Cause Event within thirty (30) days from receipt of such notice, or any extension thereof granted by the Board, or the failure on the part of the Executive to take all reasonable steps to that end during such thirty (30) day period, or any extension thereof;

     (d) a duly adopted resolution of the Board stating that in accordance with the provisions of the next to the last sentence of this Section 4.2 that the actions of the Executive constituted Just Cause and the basis thereof; and

     (e) a written determination provided by the Board setting forth the acts and omissions that form the basis of such termination of employment. Any determination by the Board hereunder shall be made by the affirmative vote of at least a two-thirds (2/3) majority of all of the members of the Board (other than the Executive). Any purported termination of employment of the Executive by the Corporation which does not meet each and every substantive and procedural requirement of this Section 4.2 shall be treated for all purposes under this Agreement as a termination of employment without Just Cause.

4.3 VOLUNTARY TERMINATION FOR GOOD REASON; INVOLUNTARY TERMINATION OTHER THAN FOR JUST CAUSE. The Executive may terminate his employment with the Corporation for Good Reason at any time within one hundred eighty (180) days after the occurrence of the Good Reason event by written notice to the Corporation. If the Executive's employment with the Corporation is voluntarily terminated by the Executive for "Good Reason" or is involuntarily terminated by the Corporation other than for "Just Cause", then the Corporation shall pay or provide the Executive with the following:

     (a)  any Accrued Benefits;

     (b) a severance amount equal to three (3) times the sum of: (A) the Executive's then Base Salary; and (B) the higher of (x) the Executive's then current Annual Bonus and (y) the highest variable pay and incentive bonus received by the Executive from the Corporation for the five (5) fiscal years last ending prior to such termination, which severance amount is payable in substantially equal installments over twelve (12) months in accordance with the Corporation's standard payroll practice; provided, however, that:

          (i) in the event of a Change of Control following such termination, the unpaid portion of such severance amount, if any, shall be paid to the Executive in full in a single lump sum cash payment immediately following such Change of Control; and

          (ii) if such termination occurs in contemplation of, at the time of, or within three (3) years after a Change of Control, the Executive shall instead be entitled to a lump sum cash payment immediately following such termination equal to three (3) times the sum of: (A) the Executive's then Base Salary; and (B) the higher of (x) the Executive's then current Annual Bonus and (y) the highest variable pay and annual incentive bonus received by the Executive for the five (5) fiscal years last ending prior to such termination; and

     (c) the Executive shall be fully and immediately vested in his unvested Stock Options and any other options or equity awards granted by the Corporation to the Executive so that such Stock Options, options and equity awards are fully and immediately exercisable by the Executive.

4.4 WITHOUT GOOD REASON. The Executive may terminate his employment at any time without Good Reason by written notice to the Corporation. In the event that the Executive's employment with the Corporation is terminated during the term of this Agreement by the Executive without Good Reason, the Executive shall not be entitled to any additional payments or benefits hereunder, other than Accrued Benefits (including, but not limited to, any then vested Stock Options, or other options or equity grants) and the Prorated Bonus which the Corporation shall pay or provide to the Executive immediately upon the Date of Termination.

4.5 MITIGATION AND OFFSET. In the event of the termination of the Executive's employment under this Agreement;

     (a) The Executive shall be under no obligation to seek other employment or otherwise mitigate the value of any compensation or benefits contemplated by this Agreement, nor shall any such compensation or benefits be reduced in any respect in the event that the Executive shall secure, or shall not reasonably pursue, alternative employment or earnings or benefits that the Executive may receive from any other source;

     (b) The amounts payable by the Corporation hereunder shall not be subject to setoff, offset, counterclaim, recoupment, defence or other right which the Corporation may have against the Executive or others; and

     (c) The Executive may, at his sole option, set-off or offset any amounts payable by the Executive to the Corporation, including, but not limited to, the outstanding balance of any Stock Option Loan and/or Market Purchase Loan of the Executive, against any amounts payable by the Corporation to the Executive under this Agreement.

4.6 CHANGE OF CONTROL VESTING ACCELERATION. In the event of a "Change of Control", immediately effective the date of such Change of Control, the Executive shall be fully and immediately vested in his unvested Stock Options, and any other options or equity awards granted by the Corporation to the Executive, that are unvested on the Date of Termination so that such Stock Options, and other options and equity awards are fully and immediately exercisable by the Executive.

4.7 PURCHASE OF SHARES BY THE CORPORATION. The Executive shall be entitled, at his option, exercisable upon written notice to the Corporation within a period of 365 days following the earlier of the Date of Termination or the date of Change of Control, to sell to the Corporation, and the Corporation agrees to purchase from the Executive, all, or any part, of the Common Shares in the Corporation that he holds at the Date of Termination or the date of Change of Control hereof at a price equal to the Market Price of such securities as at the date such notice is given to the Corporation, which date shall be deemed to be the date of the acquisition of such securities by the Corporation and the date of sale of such securities by the Executive hereunder. The Corporation shall, immediately upon receipt of such notice (the "Initial Purchase Date") pay the purchase price, by certified cheque, bank draft or wire transfer, for all the securities in the Corporation the certificates of which are tendered in transferable form by the Executive in accordance with this Section (the "Tendered Securities") unless to do so would result in a breach by the Corporation of its constating documents or governing legislation respecting the purchase by the Corporation of its own securities (the "Solvency Requirements") or would result in the Corporation contravening any applicable federal, state, or provincial securities legislation. The Corporation shall, upon request from the Executive to do so, make application or join in an application by the Executive to the applicable securities commissions and use its best efforts to obtain requisite approvals or exemptions in order to fulfil its obligations under this Section as soon as possible after the receipt of the aforesaid notice of sale from the Executive. In the event that the Corporation is unable, without breaching the Solvency Requirements and without contravening applicable securities legislation to purchase all the Tendered Securities on the Initial Purchase Date, the Corporation shall, as soon thereafter as it is legally able to do so, purchase (on a PRO RATA basis) as many of such Tendered Securities and shares in the Corporation tendered by persons, including the Executive, with rights identical to those afforded the Executive by this Section as the Corporation may purchase while complying with the Solvency Requirements and applicable securities legislation, until such time as either:

     (a) the Corporation has purchased pursuant to this Section all the Common Shares in the Corporation that the Executive held at the Date of Termination hereof or such lesser number as the Executive may at his option elect at any time or from time to time to sell to the Corporation hereunder; or

     (b) the Executive has elected not to sell to the Corporation pursuant to this Section any, or as many, Common Shares in the Corporation as the Corporation is, at the time of such election, capable of purchasing from the Executive pursuant to the provisions of this Section.

     Following either such event the Executive shall have no further rights pursuant to this Section.


                                    ARTICLE V
                           FURTHER EXECUTIVE BENEFITS

5.1 HOUSING. If, at the Date of Termination, the Executive was residing in a home provided to him by the Corporation, pursuant to a lease or rental agreement, or other arrangement, between the Corporation and a third party the Executive may elect, at any time during the sixty (60) days following the Date of Termination, and the Corporation will permit the Executive, to assume, or take the assignment of, any such lease or rental agreement, or other arrangement, respecting such housing in accordance with the terms of any such lease or rental agreement, or other arrangement, in force between the Corporation and the party leasing or renting such housing to the Corporation prior to the Date of Termination.

5.2 OUT OF POCKET AND RELOCATION EXPENSES. Upon termination, the Corporation shall pay additional reasonable expenses that shall be incurred by the Executive in connection with the Executive obtaining alternative full-time employment, including the costs associated with relocation by the Executive to obtain such alternative employment.


                                   ARTICLE VI
                                 INDEMNIFICATION

6.1 INDEMNIFICATION. The Corporation hereby covenants and agrees that if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative of any nature whatsoever (a "Proceeding"), by reason of, or as a result of, the fact that he is or was a Trustee, officer or employee of the Corporation or is or was serving at the request of the Corporation as a trustee, director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as a Trustee, director, officer, member, employee or agent of the Corporation, the Executive shall be indemnified and held harmless by the Corporation to the fullest extent legally permitted or authorized by the Corporation's constating documents or, if greater, by applicable federal, state or provincial legislation, against all costs, expenses, liability and losses of any nature whatsoever (including, without limitation, attorney's fees, judgments, fines, interest, taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith (collectively, the "Indemnification Amounts"), and such indemnification shall continue as to the Executive even if he has ceased to be a officer, Trustee, director, member, employee or agent of the Corporation or other entity and shall inure to the benefit of the Executive's heirs, executors and administrators. The Corporation shall advance to the Executive the Indemnification Amounts incurred, or reasonably estimated to be incurred, by him immediately upon receipt by the Corporation of a written request for such advance.

6.2 STANDARD OF CONDUCT. Neither the failure of the Corporation or the Board to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by the Executive under Section 6.1 hereof that indemnification of the Executive is proper because he has met the applicable standard of conduct, nor a determination by the Corporation or the Board that the Executive has not met such applicable standard of conduct, shall create a presumption that the Executive has not met the applicable standard of conduct.

                                   ARTICLE VII
                                     GENERAL

7.1 NO PROHIBITION ON EMPLOYMENT. The Executive shall not be prohibited in any manner whatsoever from obtaining employment with or otherwise forming or participating in a business competitive to the business of the Corporation after termination of employment with the Corporation.

7.2 RESIGNATION OF POSITIONS. The Executive agrees that after termination of his employment with the Corporation he will tender his resignation from any position he may hold as an officer, director or Trustee of the Corporation or any of its affiliated or associated companies if so requested by the Board.

7.3 RIGHTS AND OBLIGATIONS SURVIVE. The respective rights and obligations of the parties hereunder shall survive any termination of the Executive's employment to the extent necessary to preserve such rights and obligations. For greater certainty, notwithstanding anything to the contrary in this Agreement, the parties hereto acknowledge and agree that Sections 4.1, 4.2, 4.3, 4.5, 4.6, 4.7, 5.1, 5.2, 6.1, 7.3, 7.6, 7.8, 7.9, 7.14, 7.15 and 7.17
     shall survive the termination of the Executive's employment with the Corporation and remain in full force and effect.

7.4 BENEFICIARIES. The Executive shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death by giving the Corporation written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

7.5 TAX GROSS-UP. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment, award, benefit or distribution by the Corporation to or for the benefit of the Executive, his beneficiaries, heirs, successors and assigns (the "Taxable Benefit") would be subject to any excise or withholding tax as a result of payment upon termination of the Executive's employment, or any interest or penalties are incurred by the Executive with respect to such excise or withholding tax, the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes) imposed upon the Taxable Benefit and/or the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the excise or withholding taxes (together with any such interest and penalties imposed with respect to such taxes) imposed upon the Taxable Benefit and Gross-Up Payment.

7.6 LEGAL, ACCOUNTING AND PROFESSIONAL EXPENSES. The Corporation shall pay, to the full extent permitted by law, all legal, accounting and other professional fees and related expenses the Executive, the Executive's legal representatives or the Executive's family may reasonably incur in connection with the negotiation and preparation of this Agreement, any contest (regardless of the outcome thereof) by the Corporation, the Executive or others of the validity or enforceability of, interpretation of, or liability under, any provision of this Agreement or as a result of any action by the Executive, the Executive's legal representatives or the Executive's family (regardless of the outcome thereof) to enforce his or their rights under this Agreement, plus interest, compounded quarterly, on the total unpaid amount determined to be payable under this Agreement, such interest to be calculated at a rate equal to 2% in excess of LIBOR in effect from time to time during the period of such non-payment. The Corporation shall advance to the Executive such fees and expenses incurred, or reasonably estimated to be incurred, by him in connection with such negotiation and preparation, contest or action within seven (7) days after receipt by the Corporation of a written request for such advance.

7.7 FAIR AND REASONABLE PROVISIONS. The Corporation and Executive acknowledge and agree that the provisions of this Agreement regarding further payments of the Executive's Base Salary, Annual Bonus and other bonuses, and the exercisability and vesting of his Stock Options, and other options or equity grants, constitute fair and reasonable provisions for the consequences of such termination, do not constitute a penalty, and such payments and benefits shall not be limited or reduced by amounts the Executive might earn or be able to earn from any other employment or ventures during the remainder of the agreed term of this Agreement.

7.8 LUMP SUM PAYMENT. Except as otherwise specifically provided in this Agreement, the Corporation shall pay the Executive any lump sum payment due to him under this Agreement within seven (7) business days of the Date of Termination. Any payments due to the Executive under this Agreement that are not paid within such time shall accrue interest, compounded quarterly, on the total unpaid amount payable under this Agreement, such interest to be calculated at a rate equal to 2% in excess of Libor then in effect from time to time during the period of such non-payment. No payments due to the Executive under this Agreement may be offset by the Corporation by amounts due to the Corporation from the Executive.

7.9 LIABILITY INSURANCE. The Corporation shall use its best efforts to obtain and continue coverage of the Executive under trustees and officers liability insurance both during and, while potential liability exists, after the Executive's employment with the Corporation in the same amount and to the same extent, if any, as the Corporation covers its other Trustees, officers and directors.

7.10 NO DEROGATION OF RIGHTS. Nothing herein derogates from any rights the Executive may have under applicable law.

7.11 ASSIGNABILITY. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs (in the case of the Executive) and assigns. No rights or obligations of the Corporation under this Agreement may be assigned or transferred by the Corporation except that such rights or obligations may be assigned or transferred pursuant to a merger, amalgamation, reorganization, continuance or consolidation in which the Corporation is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Corporation, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Corporation and such assignee or transferee assumes the liabilities, obligations and duties of the Corporation, as contained in this Agreement, either contractually or as a matter of law. The Corporation further agrees that, in the event of a sale of assets or liquidation as described in the preceding sentence, it shall take whatever action it legally can in order to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Corporation hereunder. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than:
     (a) his rights to compensation and benefits, in whole or in part, which may be transferred by the Executive to (i) a corporation owned or controlled by the Executive or members of the Executive's family, (ii) a trust, the beneficiaries of which are the Executive or members of the Executive's family, (iii) a charity, a foundation or trust established for charitable purposes, or which may be transferred by the Executive's will or the operation of law; (b) to a corporation through which the Executive shall provide the services required of him hereunder; and (c) as provided in
     Section 7.4 hereof.

7.12 AUTHORIZATION. The Corporation represents and warrants that it is fully authorized and empowered to enter into this Agreement and perform its obligations hereunder, which performance will not violate any agreement between the Corporation and any other person, firm or organization nor breach any provisions of its constating documents or governing legislation.

7.13 AMENDMENT OR WAIVER. No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Corporation. No waiver by either party hereto of any breach by the other party hereto of any condition or provision contained in this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Corporation, as the case may be.

7.14 INTERPRETATION OF PLAN AND OPTION AGREEMENTS. In the event of a conflict between, or inconsistency with, any, or any part, of the terms or provisions of this Agreement and the terms or provisions of the Plan or the Option Agreements, as the case may be, the terms and provisions of this Agreement shall be deemed to govern, supersede, and take precedence over such inconsistent or conflicting terms and provisions contained in the Plan and the Option Agreements, as the case may be.

7.15 GOVERNING LAW AND VENUE. This Agreement shall be construed and interpreted in accordance with the laws of England. Each of the parties hereby irrevocably attorns to the non-exclusive jurisdiction of the Courts of London, England with respect to any matters arising out of this Agreement.

7.16 NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be properly given if delivered or mailed by prepaid registered mail addressed as follows:

     (a)  in the case of the Corporation:

          Mercer International Inc.
          Giesshubelstrasse 15,
          8045 Zurich, Switzerland

     (b)  in the case of the Executive:

          to the last address of the Executive in the records of the Corporation and its subsidiaries or to such other address as the parties may from time to time specify by notice given in accordance herewith.

          Any notice so given shall be conclusively deemed to have been given or made on the day of delivery, if delivered, or if mailed as aforesaid, upon the date shown on the postal return receipt as the date upon which the envelope containing such notice was actually received by the addressee.

7.17 SEVERABILITY. If any provision contained herein is determined to be void or unenforceable for any reason, in whole or in part, it shall not be deemed to affect or impair the validity of any other provision contained herein and the remaining provisions shall remain in full force and effect to the fullest extent permissible by law.

7.18 ENTIRE AGREEMENT. Other than the Trustee's Indemnity Agreement between the Executive and the Corporation of event date herewith (the "Indemnity Agreement"), this Amended and Restated Employment Agreement contains the entire understanding and agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto. For greater certainty, notwithstanding anything to the contrary in this Agreement, the parties hereto acknowledge and agree that nothing contained herein is intended to modify, abridge, limit or affect any of the rights or obligations of the parties hereto contained in the Indemnity Agreement.

7.19 CURRENCY. Unless otherwise specified herein all references to dollar or dollars are references to United States dollars.

7.20 FURTHER ASSURANCES. Each of the Executive and the Corporation will do, execute and deliver, or will cause to be done, executed and delivered, all such further acts, documents and things as the Executive or the Corporation may require for the purposes of giving effect to this Agreement.

7.21 COUNTERPARTS/FACSIMILE EXECUTION. This Agreement may be executed in several parts in the same form and such parts as so executed shall together constitute one original document, and such parts, if more than one, shall be read together and construed as if all the signing parties had executed one copy of the said Agreement.

7.22 AMENDMENT AND RESTATEMENT. This Amended and Restated Employment Agreement is hereby amended, ratified and confirmed by each of the parties hereto and shall amend and restate in its entirety the employment agreement made between the parties dated July 1, 1994 which is hereby terminated and null and void.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

MERCER INTERNATIONAL INC.

By:  ___________________________________________

Name: __________________________________________

Title: _________________________________________

SIGNED, SEALED and DELIVERED           )
by JIMMY S.H. LEE                      )
in the presence of:                    )
                                       )
______________________________         )        __________________________
Witness                                )        JIMMY S.H. LEE
                                       )
______________________________         )
Address                                )
                                       )
______________________________         )
                                       )
______________________________         )
Occupation

                                   SCHEDULE A

EXECUTIVE'S DUTIES

Management of all matters relating to the operations of the Corporation, including:

1. Performance of the duties of President of the Corporation and Trustee of the Corporation normally associated with the office of Chief Executive Officer;

2.   Supervision of investor relations and corporate information dissemination;

3. Participation in the development of policies and programs for review and approval by the Board;

4. The review and assessment of business opportunities presented to the Corporation;

5. Preparation of business plans as required from time to time for review and approval by the Board;

6.   Monitoring and control of the operations of the Corporation; and

7. Performance of such other duties consistent with the Executive's position which the Board shall, from time to time, reasonably direct.

                                   SCHEDULE B

                                 PROMISSORY NOTE

$___________________________                                 ____________, 20___

FOR VALUE RECEIVED, Jimmy S. H. Lee, (the "Borrower"), hereby promises to pay to Mercer International Inc., a Massachusetts business trust organized under the laws of the State of Washington (the "Holder"), or its registered assigns, the principal sum _______ in lawful money of the United States of America (the "Principal Amount") as adjusted from time to time in accordance with the terms of this Promissory Note, on ______________ (_________________), together with interest accrued thereon through the date of payment; provided, however, that
(A) with respect to each of the Common Shares, as that term is defined in the Amended and Restated Employment Agreement dated November 20, 2000 between Borrower and Holder (the "Employment Agreement"), acquired by the Borrower with the proceeds of the Principal Amount pursuant to Sections 3.6(g) and/or 3.6(h) of the Employment Agreement that Borrower subsequently sells in an arms-length transaction to an unrelated third-party (a "Sale"), Borrower promises to pay to Holder, or any registered assigns, within thirty (30) days of the closing of such Sale, as partial payment of the Principal Amount, an amount equal to the per share consideration received by Borrower as a result such Sale and (B) Borrower promises to pay to Holder, or any registered assigns, any then unpaid Principal Amount together with interest accrued thereon through the date of payment no later than the earlier of: (i) on or prior to the first (1st) anniversary following the date that Borrower's employment with Holder terminates as a result of a termination by Holder for Just Cause pursuant to Section 4.2 of the Employment Agreement or a termination by Borrower without Good Reason pursuant to Section 4.4 of the Employment Agreement or (ii) on or prior to the second (2nd) anniversary following the date that Borrower's employment with the Holder terminates as a result of a termination by Holder other than for Just Cause pursuant to Section 4.3 of the Employment Agreement, a termination by Borrower for Good Reason pursuant to Section 4.3 of the Employment Agreement, the Borrower suffering a Disability pursuant to Section 4.1 of the Employment Agreement or the Borrower's death pursuant to Section 4.1 of the Employment Agreement.

This Promissory Note shall bear interest on the outstanding principal balance hereunder at the rate equal to LIBOR (as defined in the Employment Agreement) in effect during the period any principal balance hereunder remains outstanding. Interest shall be calculated on the basis of a 365-day year for the actual number of days elapsed and shall be payable at maturity. Interest accrued but unpaid during any Yearly Period shall become part of the Principal Amount effective at 11:59 P.M G.M.T. on the last day of such Yearly Period. As used herein, the term "Yearly Period" means each successive twelve-month period, beginning on the date of this Agreement and ending on the first anniversary of the date of this Agreement and continuing to each successive anniversary thereafter, during which the Principal Amount remains outstanding.

All payments hereunder shall be made in immediately available funds in lawful money of the United States of America.

Except as set forth in the next two sentences, the obligations of Borrower and the rights of Holder under this Promissory Note shall be absolute and shall not be subject to any counterclaim, set-off, deduction or defense. This Promissory Note represents a non-recourse obligation of Borrower. If for any reason Borrower fails to pay the full amount due hereunder, the liability of Borrower to Holder, and the sole recourse of Holder against Borrower, shall be limited to _____________________ Common Shares pledged to Holder in accordance with the next paragraph.

Borrower hereby pledges to Holder on the date of this Agreement, _______________ Common Shares of Holder acquired by Borrower pursuant to Sections 3.6(g) and 3.6(h) of the Employment Agreement to secure the satisfaction by Borrower of all his obligations to Holder under this Promissory Note.

All or any portion of the Principal amount evidenced by this Promissory Note may be prepaid at any time without premium or penalty.

In the event of default under this Promissory Note, Holder shall have all rights and remedies provided at law and in equity.

No interest or other amount shall be payable in excess of the maximum permissible rate under applicable law.

This Promissory Note may not be changed, modified or terminated orally, other than by an agreement in writing signed by the party sought to be charged.

This Promissory Note shall be governed by, and construed in accordance with, the laws of England. Each of Holder and Borrower irrevocably attorns to the non-exclusive jurisdiction of the Courts of London, England with respect to any matter arising out of this Promissory Note.

This Promissory Note shall be binding upon the successors and assigns of Borrower and shall inure to the benefit of Holder and its successors and assigns. Transfer of this Promissory Note may be effected only by surrender of this Promissory Note to Borrower whereupon Borrower shall reissue this Promissory Note to Holder's transferee as a successor registered Holder.


                                                       _________________________
                                                       Jimmy S. H. Lee